UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

Carbylan Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36830	20-0915291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

39899 Balentine Drive, Suite 200

Newark, California 94560

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 933-8365

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2016, Carbylan Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2016. Only stockholders of record as of the close of business on April 22, 2016, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 26,332,493 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1. The election of three directors to hold office until the 2019 annual meeting of stockholders and until their respective successor is elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Albert Cha, M.D., Ph.D.	15,849,095	3,015,759	5,264,381
Guy P. Nohra	15,953,660	2,911,194	5,264,381
David J. Saul	18,683,100	181,754	5,264,381

Proposal 2. The ratification of the selection, by the audit committee of the Company’s board of directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016:

Votes For	Votes Against	Abstentions
24,028,583	97,678	2,974

As deemed to be a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Proposal 3. The approval of a series of alternate amendments to the Company’s amended and restated certificate of incorporation to effect, at the discretion of the Company’s board of directors, a reverse stock split of the Company’s common stock, whereby each outstanding 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of common stock:

Votes For	Votes Against	Abstentions
22,825,015	1,301,846	2,374

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBYLAN THERAPEUTICS, INC.

Date: June 17, 2016	By:	/s/ David M. Renzi
David M. Renzi President and Chief Executive Officer